UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The disclosure provided in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 8.01	Other Events

On April 15, 2014, KCG Holdings, Inc. (the “Company”) issued a press release announcing that it had made a final prepayment of $50 million on the first lien term loan under its $535 million first lien senior secured credit facility. Together with the Company’s previous prepayments on October 23, 2013, December 4, 2013, January 22, 2014 and March 19, 2014, the Company has repaid all of the outstanding borrowings, and all accrued and unpaid interest, fees and expenses payable, under its first lien senior secured credit agreement (the “Credit Agreement”), among the Company, the lenders party thereto and Jefferies Finance LLC, as documentation agent, administrative agent, collateral agent and syndication agent (the “Administrative Agent”). The maturity date of the Credit Agreement was December 5, 2017. For a description of the terms of the Credit Agreement that were material to the Company at the time the Company entered into the Credit Agreement, including a brief description of the covenants, events of default, guarantees and security, see the Company’s Current Report on Form 8-K filed July 1, 2013.

As a result of the early repayment in full of the Company’s borrowings, and all accrued and unpaid interest, fees and expenses payable, under the Credit Agreement, all commitments under the Credit Agreement were terminated, all security interests and liens under the first lien credit facility were terminated and released, all guarantees of the first lien credit facility by the Guarantors were terminated and released and all agreements creating or evidencing the security interests, liens and guarantees under the first lien credit facility were terminated and are of no further force and effect, except for (i) indemnification and other provisions that expressly survive the termination of such agreements and (ii) such agreements to which the Second Lien Collateral Agent (as defined herein) under the Company’s Indenture, dated June 5, 2013 (as amended and supplemented, the “Indenture”), among the Company and The Bank of New York Mellon, as trustee and collateral agent (the “Second Lien Collateral Agent”), is a party. The Guarantors continue to guarantee the Company’s obligations under the Indenture.

According to the Schedule 13G filed by affiliates of the Administrative Agent (collectively, “Jefferies”) on December 6, 2013, as amended by Amendment No. 1, filed on March 4, 2014, Jefferies shared voting power and shared dispositive power with respect to 22,467,774 shares, or approximately 19.64%, of the Company’s common stock. In addition, Jefferies acted as financial adviser to GETCO Holding Company, LLC (“GETCO”), a subsidiary of the Company, in connection with the merger of GETCO and Knight Capital Group, Inc. Jefferies also acted as a committed bank and arranger of an acquisition bridge financing facility, an initial purchaser of the Company’s 8.250% senior secured second lien notes (the “Senior Secured Notes”) and a solicitation agent in connection with the solicitation of consents from the registered holders of the Senior Secured Notes to amend the terms of the Senior Secured Notes in October 2013.

A copy of the press release related to the prepayment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release of KCG Holdings, Inc. dated April 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: April 15, 2014

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of KCG Holdings, Inc., dated April 15, 2014.